FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2004

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-24081	84-1010843
(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Mt. Pyramid Court, Englewood, Colorado 80112, Suite 100

(Address of principal executive offices)                                          (Zip Code)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, on August 27, 2004, George A. Hallenbeck, Chairman of the Board and Chief Technology Officer of Evolving Systems, Inc. (the “Company”) entered into an agreement to sell up to 490,000 common shares of the Company owned by Mr. Hallenbeck (the “Plan”).  Mr. Hallenbeck's current 10b5-1 plan expires on September 7, 2004.  Under the Plan, Mr. Hallenbeck may sell up to 10,000 shares on pre-determined days, with a maximum of 20,000 shares every other week, and a minimum sales price of $5.00 per share, over a period commencing October 4, 2004 and ending September 20, 2005.

In accordance with the general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Evolving Systems, Inc.

Dated: August 31, 2004	By:	/s/ STEPHEN K. GARTSIDE, JR.
Stephen K. Gartside, Jr.
Chief Executive Officer